Exhibit T3A.8

Form 205-—General Information

(Certificate of Formation—Limited Liability Company)

The attached form is designed to meet minimal statutory filing requirements pursuant to the relevant code provisions. This form and the information provided are not substitutes for the advice and services of an attorney and tax specialist.

Commentary

The limited liability company (hereinafter LLC) is neither a corporation nor a partnership; rather, it is a distinct type of entity. An LLC is governed by title 3, chapter 101 of the Texas Business Organizations Code (BOC). Title 1, chapter 3, subchapter A of the BOC governs the formation of an LLC and sets forth the provisions required or permitted to be contained in the certificate of formation.

The owners of an LLC are called “members.” An LLC may have one or more members. Members may be individuals, partnerships, corporations, and any other type of legal entity.

Taxes: LLCs are subject to a state franchise tax. Contact the Texas Comptroller of Public Accounts, Tax Assistance Section, Austin, Texas, 78774-0100, (512) 463-4600 or (800) 252-1381 for franchise tax information. For information relating to federal employer identification numbers, federal income tax filing requirements, tax publications, and forms call (800) 829-3676 or visit the Internal Revenue Service web site at www.irs.gov.

Instructions for Form

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Article I—Entity Name and Type: Provide a company name and organizational designation. The entity name must comply with the provisions of chapter 5 of the BOC and the administrative rules on entity name availability adopted by the secretary of state. Chapter 5 of the BOC requires that the entity must be distinguishable in the records from the name of any existing domestic or foreign filing entity, any fictitious name under which a foreign filing entity is registered to transact business in this state, or any name reservation or registration filed with the secretary of state. In addition, the entity name may not contain any word or phrase that by its inclusion in the name: 1) indicates or implies that the entity is engaged in a business that the entity is not authorized to pursue, or 2) falsely implies that the entity is affiliated with a governmental entity. If the entity name does not comply with these provisions, the document cannot be filed.

The administrative rules adopted for dete1mining entity name availability (Texas Administrative Code, title 1, part 4, chapter 79, subchapter C) may be viewed at www.sos.state.tx.us/tac/index.shtml. If you wish the secretary of state to provide a preliminary determination on name availability, you may call (512) 463-5555, dial 7-1-1 for relay services, or e-mail your name inquiry to corpinfo@sos.texas.gov. If the entity name does not meet the standard for availability, the document will not be filed. A final determination cannot be made until the document is received and processed by the secretary of state. Do not make financial expenditures or execute documents based on a preliminary clearance. Also note that the preclearance of a name or the issuance of a certificate of formation under a name does not authorize the use of a name in violation of another person’s rights to the name.

Form 205	Instruction Page 1 – Do not submit with filing.

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Article 2—Registered Agent and Registered Office: The registered agent can be either (option A) a domestic entity or a foreign entity that is registered to do business in Texas or (option B) an individual resident of the state. The limited liability company cannot act as its own registered agent; do not enter the limited liability company name as the name of the registered agent.

Consent: A person designated as the registered agent of an entity must have consented, either in a written or electronic form, to serve as the registered agent of the entity. Although consent is required, a copy of the person’s written or electronic consent need not be submitted with the certificate of formation. The liabilities and penalties imposed by sections 4.007 and 4.008 of the BOC apply with respect to a false statement in a filing instrument that names a person as the registered agent of an entity without that person’s consent. (BOC§ 5.207)

Office Address Requirements: The registered office address must be located at a street address where service of process may be personally served on the entity’s registered agent during normal business hours. Although the registered office is not required to be the entity’s principal place of business, the registered office may not be solely a mailbox service or telephone answering service (BOC§ 5.201).

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Article 3—Governing Authority: The certificate of formation must state whether the LLC initially has or does not have managers. If the LLC initially has managers, select option A and provide the name and address of each initial manager in the space provided. If the LLC initially does not have managers, select option B and provide the name and address of each initial member of the LLC in the space provided. A minimum of one person is required.

If the governing person is an individual, set forth the name of the individual in the format specified. Do not use prefixes (e.g., Mr., Mrs., Ms.). Use the suffix box only for titles of lineage (e.g., Jr., Sr., III) and not for other suffixes or titles (e.g., M.D., Ph.D.). If the governing person is an organization, set forth the legal name of the organization. For each governing person, only one name should be entered. Do not include both the name of an individual and the name of an organization. An address is always required for each governing person.

Please note that a document on file with the secreta1y of state is a public record that is subject to public access and disclosure. When providing address inf01mation for a manager or member, use a business or post office box address rather than a residence address if privacy concerns are an issue.

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Article 4—Purpose: An LLC may be fo1med for any lawful purpose or purposes not expressly prohibited under chapter 2 of title 1 or title 3 of the BOC. This form provides for the creation of an LLC with a general purpose. Please note that while the BOC allows a general purpose, other laws, including the Internal Revenue Code, may require that the certificate of formation include more specific purposes or language as a basis for granting a license or tax-exempt or tax-deductible status. The additional space provided in the “Supplemental Provisions/Information” section may be used to set forth a more specific purpose or purposes.

Form 205	Instruction Page 2 – Do not submit with filing.

This form cannot be used to engage in a licensed activity when such license cannot be issued to the LLC. To form a professional limited liability to provide a professional service use Form 206.

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Initial Mailing Address: Effective January 1, 2022, the certificate of formation of a filing entity must provide the initial mailing address for the entity. The initial mailing address is the address that will be used by the Comptroller of Public Accounts for sending tax information and correspondence to the entity. The initial mailing address may be a post office box or street address.

•	Supplemental Provisions/Information: Additional space has been provided for additional text to an article within this form or to provide for additional articles to contain optional provisions.

Duration: Pursuant to section 3.003 of the BOC, a Texas LLC exists perpetually unless provided otherwise in the certificate of formation. If formation of an LLC with a stated period of duration is desired, use the “Supplemental Provisions/Information” section of this form to provide for a limited duration.

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Organizer: Only one organizer is required for the formation of an LLC. An organizer may be any person having the capacity to contract for the person or for another; that is, a natural person 18 years of age or older, or a corporation or other legal entity. There are no residency requirements for an organizer.

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Effectiveness of Filing: A certificate of formation becomes effective when filed by the secretary of state (option A). However, pursuant to sections 4.052 and 4.053 of the BOC the effectiveness of the instrument may be delayed to a specified date, or specified date and time, not more than ninety (90) days from the date the instrument is signed (option B). The effectiveness of the instrument also may be delayed on or after the occurrence of a future event or fact, including the act of any person (option C). If option C is selected, you must state the manner in which the event or fact will cause the instrument to take effect and the date of the 90th day after the date the instrument is signed. In order for the certificate to take effect under option C, the entity must, within ninety (90) days of the filing of the ce1tificate, file a statement with the secretary of state regarding the event or fact pursuant to section 4.055 of the BOC.

On the filing of a document with a delayed effective date or condition, the computer records of the secreta1y of state will be changed to show the filing of the document, the date of the filing, and the future date on which the document will be effective or evidence that the effectiveness was conditioned on the occu1Tence of a future event or fact. In addition, at the time of such filing, the status of the entity will be shown as “in existence” on the records of the secretary of state.

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Execution: The organizer must sign the ce1tificate of formation, but it does not need to be notarized. However, before signing, please read the statements on this form carefully. The designation or appointment of a person as registered agent by an organizer is an affirmation that the person named in the certificate of formation has consented to serve in that capacity. (BOC§ 5.2011)

Form 205	Instruction Page 3 – Do not submit with filing.

A person commits an offense under section 4.008 of the BOC if the person signs or directs the filing of a filing instrument the person knows is materially false with the intent that the instrument be delivered to the secretary of state for filing. The offense is a Class A misdemeanor unless the person’s intent is to harm or defraud another, in which case the offense is a state jail felony.

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Payment and Delivery Instructions: The filing fee for a certificate of formation for an LLC is $300. Fees may be paid by personal checks, money orders, LegalEase debit cards, or American Express, Discover, MasterCard, and Visa credit cards. Checks or money orders must be payable through a U.S. bank or financial institution and made payable to the secreta1y of state. Fees paid by credit card are subject to a statutorily authorized convenience fee of 2.7 percent of the total fees.

Submit the completed form in duplicate along with the filing fee if submitting the document by mail or by courier delivery. The form may be mailed to P.O. Box 13697, Austin, Texas 78711-3697 or delivered to the James Earl Rudder Office Building, 1019 Brazos, Austin, Texas 78701. On filing

Form 205	Instruction Page 4 – Do not submit with filing.

Form 205 (Revised 12/21) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 Filing Fee: $300	This space reserved for office use. Certificate of Formation Limited Liability Company

Article 1 – Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

Intrum AB of Texas LLC
The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2 – Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☒ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

CAPITOL CORPORATE SERVICES, INC.
OR

☐ B. The initial registered agent is an individual resident of the state whose name is set f01ih below:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

1501 S MOPAC EXPY STE 220	AUSTIN	TX	78746
Street Address	City	State	Zip Code

Article 3—Governing Authority

(Select and complete either A or B and provide the name and address of each initial governing person.)

☐ A. The limited liability company initially has managers. The name and address of each initial manager are set forth below.

☒ B. The limited liability company does not initially have managers. The name and address of each initial member are set forth below.

Form 205	1

INITIAL GOVERNING PERSON 1
NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL

First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

Intrum AB
Organization Name ADDRESS Riddargatan 10		Stockholm		SWE	114 35
Street or Mailing Address		City	State	Country	Zip Code

INITIAL GOVERNING PERSON 2
NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL

First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

Organization Name ADDRESS

Street or Mailing Address		City	State	Country	Zip Code

INITIAL GOVERNING PERSON 3
NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL

First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

Organization Name ADDRESS

Street or Mailing Address		City	State	Country	Zip Code

Form 205	2

Article 4 – Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Initial Mailing Address

(Provide the mailing address to which state franchise tax correspondence should be sent.)

Riddargatan 10	Stockholm		11435	SWE
Street Address	City	State	Zip Code	Country

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Organizer

The name and address of the organizer:

Johan Ákerblom
Name

Riddargatan 10	Stockholm		114 35
Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, or a later date and time, not more than 90 days from the date of signing. The later effective date, or date and time is: ___________

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: ____________________

The following event or fact will cause the document to take effect in the manner described below:

Form 205	3

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned also affirms that, to the best knowledge of the undersigned, the name provided as the name of the filing entity does not falsely imply an affiliation with a governmental entity. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date:	10/11/2024

/s/ Johan Åkerblom /s/ Niklas Lundquist
Signature of Organizer

Johan Åkerblom Niklas Lundquist
Printed or typed name of organizer
Form 205 4